CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Kinder Morgan Energy Partners, L.P. of our report dated March 6, 1998 relating to the consolidated financial statements of Kinder Morgan Energy Partners, L.P. appearing on page F-2 and of our report dated March 6, 1998 relating to the financial statements of Mont Belvieu Associates appearing on page F-20 of Kinder Morgan Energy Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also hereby consent to the incorporation by reference in
Exhibit 99.1 of this Registration Statement on Form S-3 of Kinder Morgan Energy Partners, L.P. of our report dated March 16, 1998 relating to the balance sheet of Kinder Morgan G.P., Inc., appearing in Exhibit 99.1 of Kinder Morgan Energy Partnes, L.P.'s Amendment 1 to Form S-4 (No. 333-46709). We also consent to the reference to us under the heading "Experts" in such Prospectus.





/s/ PRICE WATERHOUSE LLP

Houston, Texas
April 13, 1998